Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755

www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports 60th Consecutive Quarter of Net Income – Earns $.26 Per Share, Up 52.9 Percent

FIRST QUARTER HIGHLIGHTS

•                 Diluted earnings per common share of 26 cents, up 52.9 percent

•                 Net income of $33.9 million, up 27.3 percent

•                 Total revenue increased by $37.6 million, or 14.5 percent

•                 Net interest margin of 4.20 percent, up from 3.66 percent

•                 Average deposits increased by $689.1 million, or 6.3 percent

•                 Issued $172.5 million of common stock through a public offering

•                 Tangible realized common equity of 6.87 percent

•                 Announced quarterly cash dividend of five cents per common share, payable May 28, 2010

Earnings Summary					Table 1
($ in thousands, except per-share data)				Percent Change
	1Q 2010	4Q 2009	1Q 2009	1Q10 vs 4Q09	1Q10 vs 1Q09
Net income	$33,921	$19,456	$26,647	74.3%	27.3%
Diluted earnings per common share	.26	.15	.17	73.3	52.9

Financial Ratios (1)
Return on average assets	.76%	.43%	.62%
Return on average common equity	10.68	6.57	7.58
Net interest margin	4.20	4.07	3.66
Net charge-offs as a percentage of average loans and leases	1.22	1.35	1.04

(1) Annualized.

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WAYZATA, MN, April 22, 2010 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per common share of 26 cents for the first quarter of 2010, compared with 17 cents in the first quarter of 2009 and 15 cents in the fourth quarter of 2009.  Net income for the first quarter of 2010 was $33.9 million, compared with $26.6 million in the first quarter of 2009 and $19.5 million in the fourth quarter of 2009.

TCF declared a quarterly cash dividend of five cents per common share payable on May 28, 2010 to stockholders of record at the close of business on April 30, 2010.

Chairman’s Statement

“TCF is reporting its 60th consecutive profitable quarter and has announced its 88th consecutive quarterly dividend payment,” said William A. Cooper, TCF Chairman and CEO. “Strong net interest margin performance, a reduction in net charge-offs for the second consecutive quarter and good expense control resulted in improved quarter-to-quarter results.  Unemployment continues to challenge consumer credit across the country, including TCF’s primary markets.   But we are starting to see consumer spending activity improve in the markets we serve as evidenced by our increase in card revenue.  With head winds easing, it’s clear that based on TCF’s high-quality capital, strong balance sheet, conservative banking philosophy and core profitability, we are well-positioned for future success.”

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Total Revenue					Table 2
				Percent Change
($ in thousands)	1Q 2010	4Q 2009	1Q 2009	1Q10 vs 4Q09	1Q10 vs 1Q09
Net interest income	$174,662	$169,641	$145,413	3.0%	20.1%
Fees and other revenue:
Fees and service charges	66,172	74,875	57,064	(11.6)	16.0
Card revenue	27,072	26,813	24,960	1.0	8.5
ATM revenue	7,022	7,006	7,598.2		(7.6)
Total banking fees	100,266	108,694	89,622	(7.8)	11.9
Leasing and equipment finance	20,352	24,408	12,651	(16.6)	60.9
Other	2,455	2,764	458	(11.2)	N.M.
Total fees and other revenue	123,073	135,866	102,731	(9.4)	19.8
Gains (losses) on securities, net	(430)	7,283	11,548	N.M.	N.M.
Total non-interest income	122,643	143,149	114,279	(14.3)	7.3
Total revenue	$297,305	$312,790	$259,692	(5.0)	14.5

Net interest margin(1)	4.20%	4.07%	3.66%
Fees and other revenue as a % of total revenue	41.40	43.44	39.56

N.M. = Not meaningful.
(1) Annualized.

Net Interest Income

•

Net interest income for the first quarter of 2010 was $174.7 million, up $29.2 million, or 20.1 percent, compared with the first quarter of 2009 and up $5 million, or 3 percent, compared with the fourth quarter of 2009. The increase in net interest income from the first quarter of 2009 and from the fourth quarter of 2009 was primarily due to an increase in average loans and leases and reduced deposit costs.

•

Net interest margin in the first quarter of 2010 was 4.20 percent, compared with 3.66 percent in the first quarter of 2009 and 4.07 percent in the fourth quarter of 2009. The increase in net interest margin from the first quarter of 2009 was primarily due to decreased rates paid on deposits, partially offset by the increased negative effect of non-accrual loans and leases and restructured consumer real estate loans. The increase in net interest margin from the fourth quarter of 2009 was primarily due to decreased rates paid on deposits and the positive effect of replacing investments in agency debentures with higher yielding mortgage-backed securities.

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Non-interest Income

•

Banking fees and service charges in the first quarter of 2010 were $100.3 million, up $10.6 million, or 11.9 percent, from the first quarter of 2009 and down $8.4 million, or 7.8 percent, from the fourth quarter of 2009. The increase from the first quarter of 2009 was primarily due to increased transaction activity and higher monthly account maintenance fees. The decrease from the fourth quarter of 2009 was primarily due to lower seasonal-related transaction activity.

•

Card revenues in the first quarter of 2010 were $27.1 million, up $2.1 million, or 8.5 percent, from the first quarter of 2009 and up $259 thousand, or 1 percent, from the fourth quarter of 2009. The increase from the first quarter of 2009 was primarily the result of an increase in customer transactions and growth in the number of active accounts. The increase from the fourth quarter of 2009 was primarily due to growth in average transaction size.

•

Leasing and equipment finance revenues in the first quarter of 2010 were $20.4 million, up $7.7 million, or 60.9 percent, from the first quarter of 2009 and down $4.1 million, or 16.6 percent, from the fourth quarter of 2009. The increase from the first quarter of 2009 was primarily due to increased operating lease revenue which was partially offset by an increase in operating lease depreciation. These increases were caused by an increase in operating leases due to an acquisition made in the third quarter of 2009. The decrease in leasing revenues from the fourth quarter of 2009 was primarily due to decreased sales-type lease activity which is based on customer-driven factors not within TCF’s control.

•

Other non-interest income in the first quarter of 2010 was $2.5 million, up $2 million from the first quarter of 2009 and down $309 thousand from the fourth quarter of 2009. The increase in other non-interest income in the first quarter of 2010 from the first quarter of 2009 was primarily due to increased fees related to growth in the inventory finance business.

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Loans and Leases

Average Loans and Leases					Table 3
				Percent Change
($ in thousands)	1Q 2010	4Q 2009	1Q 2009	1Q10 vs 4Q09	1Q10 vs 1Q09
Consumer real estate
First mortgage lien	$ 4,946,473	$ 4,954,306	$ 4,896,521	(.2)%	1.0%
Junior lien	2,312,332	2,321,045	2,399,178	(.4)	(3.6)
Total	7,258,805	7,275,351	7,295,699	(.2)	(.5)
Consumer other	30,406	32,676	39,539	(6.9)	(23.1)
Total consumer	7,289,211	7,308,027	7,335,238	(.3)	(.6)
Commercial real estate	3,272,793	3,241,269	2,998,516	1.0	9.1
Commercial business	429,442	443,013	499,756	(3.1)	(14.1)
Total commercial	3,702,235	3,684,282	3,498,272.5		5.8
Leasing and equipment finance	3,043,664	3,049,093	2,632,893	(.2)	15.6
Inventory finance	553,095	383,291	28,475	44.3	N.M.
Total	$14,588,205	$14,424,693	$13,494,878	1.1	8.1

N.M. = Not meaningful.

•

Average consumer real estate loan balances decreased $36.9 million, or .5 percent, from the first quarter of 2009 and decreased $16.5 million, or .2 percent, from the fourth quarter of 2009. Decreases from both periods reflect less demand for home equity financing due in part to declines in home values and reductions in consumer spending in the weak economy.

•

Variable-rate consumer real estate loans increased $197.2 million from March 31, 2009 and $77 million from December 31, 2009, while fixed-rate consumer real estate loans decreased $258 million from March 31, 2009 and $110.5 million from December 31, 2009.

•	At March 31, 2010, 68.2 percent of the consumer real estate loan portfolio was secured by first liens.

•

Average commercial loan balances in the first quarter of 2010 increased $204 million, or 5.8 percent, from the first quarter of 2009 and increased $18 million, or .5 percent, from the fourth quarter of 2009.

•

Average leasing and equipment finance balances in the first quarter of 2010 increased $410.8 million, or 15.6 percent, from the first quarter of 2009 and was flat from the fourth quarter of 2009. Portfolio purchases and company acquisitions in the first and third quarters of 2009 contributed $290.9 million to the increase in year-over-year average balances.

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•

Average inventory finance loans in the first quarter of 2010 increased $169.8 million, or 44.3 percent, from the fourth quarter of 2009. The increase was due primarily to the full quarter impact of inventory finance programs added in the fourth quarter of 2009 as well as increased seasonal activity by dealers in the lawn and garden industry.

Securities Available for Sale

Average Securities Available for Sale					Table 4
				Yield
($ in thousands)	1Q 2010	4Q 2009	1Q 2009	1Q10	1Q09
U.S. Government sponsored entities:
Mortgage-backed securities	$1,885,076	$1,497,672	$2,002,962	4.54%	5.12%
Debentures	-	413,647	8,908	-	1.57
Other securities	5,105	68,472	506.47		5.58
Total	$1,890,181	$1,979,791	$2,012,376	4.53	5.11

•                  At March 31, 2010, the unrealized gains in the available for sale security portfolio were $11.5 million.

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Deposits

Average Deposits					Table 5
				Percent Change
($ in thousands)	1Q 2010	4Q 2009	1Q 2009	1Q10 vs 4Q09	1Q10 vs 1Q09

Checking	$ 4,406,807	$ 4,116,290	$ 3,951,832	7.1%	11.5%
Savings	5,363,268	5,231,159	3,815,082	2.5	40.6
Money market	668,581	671,755	646,347	(.5)	3.4
Subtotal	10,438,656	10,019,204	8,413,261	4.2	24.1
Certificates	1,127,149	1,366,871	2,463,405	(17.5)	(54.2)
Total deposits	$11,565,805	$11,386,075	$10,876,666	1.6	6.3

Average interest rate on deposits	.62%	.74%	1.49%

•

Total average deposits in the first quarter of 2010 were $11.6 billion, up $689.1 million, or 6.3 percent, from the first quarter of 2009 and up $179.7 million, or 1.6 percent, from the fourth quarter of 2009. The increase in average deposits in the first quarter of 2010 from the first quarter of 2009 was primarily due to strong growth in savings deposits resulting from several initiatives involving products, pricing and marketing efforts, partially offset by declines in certificates of deposits resulting from pricing strategies to reduce higher cost funds. Average deposit balances increased from the fourth quarter of 2009 primarily due to increases in checking and savings, partially offset by decreases in certificates of deposit balances.

•

The average interest rate paid on deposits in the first quarter of 2010 was .62 percent, down 87 basis points from the first quarter of 2009 and down 12 basis points from the fourth quarter of 2009. The average interest rate paid on deposits declined due to pricing strategies on certain deposit products and mix changes. The weighted average interest rate on deposits was .58 percent at March 31, 2010.

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Non-interest Expense

Non-interest Expense					Table 6
				Percent Change
($ in thousands)	1Q 2010	4Q 2009	1Q 2009	1Q10 vs 4Q09	1Q10 vs 1Q09
Compensation and employee benefits	$ 88,225	$ 89,374	$ 86,190	(1.3)%	2.4%
Occupancy and equipment	32,181	31,099	32,047	3.5	.4
Deposit account premiums	6,798	9,347	6,576	(27.3)	3.4
FDIC premiums	5,481	5,288	3,795	3.6	44.4
Advertising and marketing	2,820	3,789	4,445	(25.6)	(36.6)
Other	34,764	40,642	32,016	(14.5)	8.6
Subtotal	170,269	179,539	165,069	(5.2)	3.2
Operating lease depreciation	10,040	10,750	4,024	(6.6)	149.5
Foreclosed real estate and repossessed assets, net	8,906	12,088	4,291	(26.3)	107.6
Other credit costs, net	2,587	4,386	824	(41.0)	N.M.
Total non-interest expense	$191,802	$206,763	$174,208	(7.2)	10.1

•

The increase in compensation and employee benefits costs in the first quarter of 2010 from the first quarter of 2009 was primarily due to higher employee medical plan expenses and growth in the specialty finance businesses. The decrease in compensation and employee benefits costs from the fourth quarter of 2009 was primarily due to decreased salaries and incentives as a result of headcount reductions related to the corporate reorganization which occurred in the fourth quarter of 2009.

•

Deposit account premiums were $6.8 million for the first quarter of 2010, up $222 thousand, or 3.4 percent, from the first quarter of 2009 and down $2.5 million, or 27.3 percent, from the fourth quarter of 2009. The decrease in deposit account premiums from the fourth quarter of 2009 was primarily due to seasonally lower new checking account production.

•	The increase in FDIC premiums in the first quarter of 2010 from the first quarter of 2009 was primarily due to higher deposit insurance rates and deposit growth.

•	Other non-interest expense decreased $5.9 million, or 14.5 percent, from the fourth quarter of 2009, primarily due to decreased severance costs of $3.2 million.

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•

Foreclosed real estate and repossessed asset expenses in the first quarter of 2010 increased $4.6 million from the first quarter of 2009 and decreased $3.2 million from the fourth quarter of 2009. The increase from the first quarter of 2009 was primarily due to increased numbers of both foreclosed commercial and consumer real estate properties along with continued adjustments to property valuations as a result of falling values for most of 2009. The decrease from the fourth quarter of 2009 was primarily due to decreased losses on sales and valuations and lower legal expenses.

Credit Quality

Credit Quality Summary					Table 7
				Percent Change
($ in thousands)	1Q 2010	4Q 2009	1Q 2009	1Q10 vs 4Q09	1Q10 vs 1Q09
Allowance for Loan and Lease Losses
Balance at beginning of period	$244,471	$215,732	$172,442	13.3%	41.8%
Charge-offs	(50,551)	(52,841)	(38,881)	(4.3)	30.0
Recoveries	6,019	4,191	3,943	43.6	52.7
Net charge-offs	(44,532)	(48,650)	(34,938)	(8.5)	27.5
Provision for credit losses	50,491	77,389	43,712	(34.8)	15.5
Balance at end of period	$250,430	$244,471	$181,216	2.4	38.2

Allowance as a percentage of period end loans and leases	1.70%	1.68%	1.31%
Ratio of allowance to net charge-offs(1)	1.4X	1.3X	1.3X

Credit Loss Reserves
Allowance for loan and lease losses	$250,430	$244,471	$181,216	2.4	38.2
Reserves netted against portfolio asset balances	8,040	10,168	15,102	(20.9)	(46.8)
Reserves for unfunded commitments	3,770	3,850	1,730	(2.1)	117.9
Total credit loss reserves	$262,240	$258,489	$198,048	1.5	32.4

Total credit loss reserves as a % of period end loans and leases	1.78%	1.77%	1.43%

Non-accrual loans and leases	$305,401	$296,275	$205,916	3.1	48.3
Real estate owned	101,436	105,768	70,748	(4.1)	43.4
Total non-performing assets	$406,837	$402,043	$276,664	1.2	47.1

Non-performing assets as a percentage of net loans and leases	2.81%	2.80%	2.03%

Accruing consumer real estate restructured loans	$285,606	$252,510	$24,877	13.1	N.M.

N.M. = Not meaningful.
(1) Annualized.

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At March 31, 2010:

•

Allowance for loan and lease losses was $250.4 million, or 1.70 percent of loans and leases, compared with $181.2 million, or 1.31 percent, at March 31, 2009 and $244.5 million, or 1.68 percent, at December 31, 2009.

•

Over 60-day delinquency rate was .82 percent, up from .60 percent at March 31, 2009 and up from .69 percent at December 31, 2009, primarily due to increases in consumer real estate loan delinquencies, partially offset by decreased delinquencies for leasing and equipment finance.

•

Non-accrual loans and leases increased $9.1 million, or 3.1 percent, from December 31, 2009, primarily due to increases in consumer real estate non-accrual loans resulting from continued financial stress on consumers and due to increases in leasing and equipment finance non-accrual balances. Non-accrual loans and leases increased $99.5 million, or 48.3 percent, from March 31, 2009 primarily due to increases in both consumer and leasing and equipment finance non-accrual loans.

•

Loan restructuring programs for consumer real estate borrowers implemented in the third quarter of 2009 have resulted in an increase in troubled debt restructurings, which management refers to as restructured loans. Restructured loan borrowers are experiencing financial difficulties, mainly related to unemployment and underemployment. These loans are modified to assist customers with their temporary financial hardship by lowering their monthly loan payments through a reduced interest rate for up to 18 months. These customers have demonstrated their ability to make the modified loan payment with verified current income. Performing restructured loans accrue interest at a reduced interest rate over their restructured period. During the first quarter of 2010, TCF restructured loans totaling $41.1 million. At March 31, 2010, total accruing restructured loans were $285.6 million, up $33.1 million from December 31, 2009 and up $260.7 million from March 31, 2009. Reserves for losses on accruing consumer real estate restructured loans were $30 million, or 10.5 percent of the outstanding balance at March 31, 2010. The over 60-day delinquency rate on these restructured loans was 4.33 percent at March 31, 2010.

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For the quarter ended March 31, 2010:

•

Provision for credit losses was $50.5 million, up from $43.7 million in the first quarter of 2009 and down from $77.4 million recorded in the fourth quarter of 2009. The increase from the first quarter of 2009 was primarily due to increased reserves for restructured consumer real estate loans and increased consumer real estate net charge-offs. The decrease from the fourth quarter of 2009 was due to decreased net charge-offs and lower levels of reserve build on the consumer real estate portfolio as the rate of increase in losses has slowed.

•

Net loan and lease charge-offs were $44.5 million, or 1.22 percent annualized, of average loans and leases, up from $34.9 million, or 1.04 percent annualized, of average loans and leases from the first quarter of 2009 and down from $48.7 million, or 1.35 percent annualized, of average loans and leases in the fourth quarter of 2009. Increases over the first quarter of 2009 were primarily due to increases in consumer real estate and leasing and equipment finance net charge-offs, partially offset by decreases in commercial business net charge-offs. The decrease from the fourth quarter of 2009 was the result of decreases in consumer real estate and leasing and equipment finance loan charge-offs, partially offset by an increase in commercial real estate loan charge-offs.

Income Taxes

•

Income tax expense was $20.8 million for the first quarter of 2010, or 37.8 percent of pre-tax income, compared with $15.1 million, or 36.2 percent of pre-tax income, for the comparable 2009 period and $9.4 million, or 32.8 percent of pre-tax income, for the fourth quarter of 2009. The effective tax rate for the fourth quarter of 2009 had a year-to-date change in the annual effective income tax of $1.1 million, or 85 basis points. Excluding this change, the fourth quarter 2009 effective income tax rate would have been 36.7 percent.

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Capital and Liquidity

Capital Information			Table 8
At period end
($ in thousands, except per-share data)	1Q 2010		4Q 2009
Total equity	$1,393,617		$1,179,755
Total equity to total assets	7.66%		6.60%
Book value per common share	$ 9.74		$ 9.10
Tangible realized common equity to tangible assets(1)	6.87%		5.86%

Risk-based capital
Tier 1	$1,369,005	9.98%	$1,161,750	8.52%
Total	1,713,369	12.49	1,514,940	11.12
Total stated “well-capitalized” requirement	1,372,222	10.00	1,362,787	10.00
Excess over stated “well-capitalized” requirement	341,147	2.49	152,153	1.12

Tier 1 common capital	$1,242,208	9.05%	$1,042,357	7.65%

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive income (loss) (see “Reconciliation of GAAP to Non-GAAP Measures” table).

•	In February of 2010, TCF completed a public offering of common stock which raised net proceeds of $164.6 million through the issuance of 12,322,250 common shares.

•

Total risk-based capital at March 31, 2010 of $1.7 billion, or 12.49 percent of risk-weighted assets, was $341.1 million in excess of the stated “well-capitalized” requirement. Tier 1 common capital at March 31, 2010 was $1.2 billion, or 9.05 percent of risk-weighted assets. Increases in tier 1, total risk-based and tier 1 common capital were primarily the result of TCF’s public offering of common stock in February of 2010 as well as increased retained earnings.

•

On April 19, 2010, the Board of Directors of TCF declared a regular quarterly cash dividend of five cents per common share payable on May 28, 2010 to stockholders of record at the close of business on April 30, 2010.

•	At March 31, 2010, TCF had $2.2 billion in unused, secured borrowing capacity at the FHLB of Des Moines and $517 million in unused, secured borrowing capacity at the Federal Reserve Discount Window.

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Website Information

A live webcast of TCF’s conference call to discuss first quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on April 22, 2010 at 10:00 a.m., CT. Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $18.2 billion in total assets. TCF has 441 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in the U.S. and Canada. For more information about TCF, please visit www.tcfbank.com.

Forward-Looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to the following:

Adverse Economic or Business Conditions, Credit Risks.  Continued or deepening deterioration in general economic and banking industry conditions, or continued increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition, or an inability to increase the number of deposit accounts; adverse changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings.

Earnings/Capital Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to deteriorating conditions in the banking industry and the economic impact on banks of the Emergency Economic Stabilization Act of 2008, as amended (“EESA”); the impact of financial regulatory reform proposals, including possible additional capital requirements; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity.

Legislative and Regulatory Requirements.  Consumer protection and supervisory requirements which could include the creation of a new consumer protection agency and limits on Federal preemption for state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the EESA,  or other legislative or regulatory developments such as mortgage foreclosure moratorium laws; reduction of interchange revenue from debit card transactions; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); increased health care costs resulting from recently enacted Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions, including those provided for under the Bank Secrecy Act; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

Risks Relating to New Product Introduction.  TCF has recently introduced a new anchor retail deposit account product that replaces TCF Totally Free Checking, and that calls for a monthly maintenance fee on accounts not meeting certain specific requirements. TCF is also in the process of implementing new regulatory requirements that prohibit financial institutions from charging NSF fees on point-of-sale and ATM transactions unless customers opt-in.  Customer acceptance of the new product changes and regulatory requirements cannot be predicted with certainty, and these changes may have an adverse impact on TCF’s ability to generate and retain accounts and on its fee revenue.

Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa.

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Competitive Conditions; Supermarket Branching Risk.  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments, including adoption of state legislation that would increase state taxes; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF.

Technological and Operational Matters.  Technological, computer related or operational difficulties or loss or theft of information and the possibility that deposit account losses (fraudulent checks, etc.) may increase.

Investors should consult TCF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	March 31,		Change
	2010	2009	$	%
Interest income:
Loans and leases	$221,264	$209,377	$11,887	5.7%
Securities available for sale	21,407	25,701	(4,294)	(16.7)
Investments and other	1,141	856	285	33.3
Total interest income	243,812	235,934	7,878	3.3
Interest expense:
Deposits	17,604	40,084	(22,480)	(56.1)
Borrowings	51,546	50,437	1,109	2.2
Total interest expense	69,150	90,521	(21,371)	(23.6)
Net interest income	174,662	145,413	29,249	20.1
Provision for credit losses	50,491	43,712	6,779	15.5
Net interest income after provision for credit losses	124,171	101,701	22,470	22.1
Non-interest income:
Fees and service charges	66,172	57,064	9,108	16.0
Card revenue	27,072	24,960	2,112	8.5
ATM revenue	7,022	7,598	(576)	(7.6)
Subtotal	100,266	89,622	10,644	11.9
Leasing and equipment finance	20,352	12,651	7,701	60.9
Other	2,455	458	1,997	N.M.
Fees and other revenue	123,073	102,731	20,342	19.8
Gains (losses) on securities, net	(430)	11,548	(11,978)	N.M.
Total non-interest income	122,643	114,279	8,364	7.3
Non-interest expense:
Compensation and employee benefits	88,225	86,190	2,035	2.4
Occupancy and equipment	32,181	32,047	134.4
Deposit account premiums	6,798	6,576	222	3.4
FDIC premiums	5,481	3,795	1,686	44.4
Advertising and marketing	2,820	4,445	(1,625)	(36.6)
Other	34,764	32,016	2,748	8.6
Subtotal	170,269	165,069	5,200	3.2
Operating lease depreciation	10,040	4,024	6,016	149.5
Foreclosed real estate and repossessed assets, net	8,906	4,291	4,615	107.6
Other credit costs, net	2,587	824	1,763	N.M.
Total non-interest expense	191,802	174,208	17,594	10.1
Income before income tax expense	55,012	41,772	13,240	31.7
Income tax expense	20,790	15,125	5,665	37.5
Income after income tax expense	34,222	26,647	7,575	28.4
Income attributable to non-controlling interest	301	-	301	N.M.
Net income	33,921	26,647	7,274	27.3
Preferred stock dividends	-	5,185	(5,185)	N.M.
Net income available to common stockholders	$33,921	$21,462	$12,459	58.1

Net income per common share:
Basic	$.26	$.17	$.09	52.9
Diluted	.26	.17	.09	52.9

Dividends declared per common share	$.05	$.25	$(.20)	(80.0)

Average common and common equivalent shares outstanding (in thousands):
Basic	132,343	125,939	6,404	5.1
Diluted	132,419	125,939	6,480	5.1

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
	2010	2009	2009	2009	2009
ASSETS

Cash and due from banks	$533,020	$299,127	$1,024,741	78.2%	(48.0)%
Investments	154,625	163,692	166,879	(5.5)	(7.3)
Securities available for sale	1,899,825	1,910,476	2,098,628	(.6)	(9.5)
Loans and leases:
Consumer real estate and other	7,295,765	7,331,991	7,363,436	(.5)	(.9)
Commercial real estate	3,281,179	3,269,003	3,039,480.4		8.0
Commercial business	421,554	449,516	493,943	(6.2)	(14.7)
Leasing and equipment finance	3,007,504	3,071,429	2,798,134	(2.1)	7.5
Inventory finance	700,421	468,805	100,624	49.4	N.M.
Total loans and leases	14,706,423	14,590,744	13,795,617.8		6.6
Allowance for loan and lease losses	(250,430)	(244,471)	(181,216)	2.4	38.2
Net loans and leases	14,455,993	14,346,273	13,614,401.8		6.2
Premises and equipment, net	444,719	447,930	448,047	(.7)	(.7)
Goodwill	152,599	152,599	152,599	-	-
Other assets	546,533	565,078	577,046	(3.3)	(5.3)
Total assets	$18,187,314	$17,885,175	$18,082,341	1.7	.6

LIABILITIES AND EQUITY

Deposits:
Checking	$4,601,984	$4,400,290	$4,101,540	4.6	12.2
Savings	5,499,835	5,339,955	4,648,463	3.0	18.3
Money market	672,894	640,569	660,862	5.0	1.8
Subtotal	10,774,713	10,380,814	9,410,865	3.8	14.5
Certificates of deposit	1,107,660	1,187,505	2,236,338	(6.7)	(50.5)
Total deposits	11,882,373	11,568,319	11,647,203	2.7	2.0
Short-term borrowings	17,590	244,604	26,299	(92.8)	(33.1)
Long-term borrowings	4,496,574	4,510,895	4,311,568	(.3)	4.3
Total borrowings	4,514,164	4,755,499	4,337,867	(5.1)	4.1
Accrued expenses and other liabilities	397,160	381,602	597,315	4.1	(33.5)
Total liabilities	16,793,697	16,705,420	16,582,385.5		1.3
Equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; 0, 0 and 361,172 shares issued	-	-	349,007	-	N.M.
Common stock, par value $.01 per share, 280,000,000 shares authorized; 142,560,181, 130,339,500 and 130,410,951 shares issued	1,426	1,303	1,304	9.4	9.4
Additional paid-in capital	455,608	297,429	315,025	53.2	44.6
Retained earnings, subject to certain restrictions	973,513	946,002	917,762	2.9	6.1
Accumulated other comprehensive income (loss)	(11,836)	(18,545)	4,391	(36.2)	N.M.
Treasury stock at cost, 622,618, 1,136,688 and 2,573,813 shares, and other	(36,891)	(50,827)	(87,533)	(27.4)	(57.9)
Total TCF Financial Corp. stockholders’ equity	1,381,820	1,175,362	1,499,956	17.6	(7.9)
Non-controlling interest in subsidiaries	11,797	4,393	-	168.5	N.M.
Total equity	1,393,617	1,179,755	1,499,956	18.1	(7.1)
Total liabilities and equity	$18,187,314	$17,885,175	$18,082,341	1.7	.6

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At March 31, 2010		At December 31, 2009		At March 31, 2009		Change from
							Dec. 31,		Mar. 31,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2009		2009
Consumer real estate	$170,932	2.36%	$164,966	2.27%	$103,475	1.42%	9	bps	94	bps
Consumer other	2,556	5.25	2,476	4.82	2,519	4.53	43		72
Total consumer real estate and other	173,488	2.38	167,442	2.28	105,994	1.44	10		94
Commercial real estate	36,119	1.10	37,274	1.14	40,354	1.33	(4)		(23)
Commercial business	5,301	1.26	6,230	1.39	10,281	2.08	(13)		(82)
Leasing and equipment finance	32,993	1.10	32,063	1.04	24,140.86		6		24
Inventory finance	2,529.36		1,462.31		447.44		5		(8)
Total	$250,430	1.70	$244,471	1.68	$181,216	1.31	2		39

Credit Loss Reserves

	At March 31, 2010		At December 31, 2009		At March 31, 2009		Change from
							Dec. 31,		Mar. 31,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2009		2009
Allowance for loan and lease losses	$250,430	1.70%	$244,471	1.68%	$181,216	1.31%	2	bps	39	bps
Reserves netted against portfolio asset balances	8,040	N.M.	10,168	N.M.	15,102	N.M.	-		-
Reserves for unfunded commitments	3,770	N.M.	3,850	N.M.	1,730	N.M.	-		-
Total	$262,240	1.78	$258,489	1.77	$198,048	1.43	1		35

Net Charge-Offs

	Quarter Ended					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2010	2009	2009	2009	2009	2009	2009
Consumer real estate
First mortgage lien	$16,266	$16,646	$15,694	$11,795	$10,477	$(380)	$5,789
Junior lien	12,996	14,757	14,201	11,201	11,849	(1,761)	1,147
Total consumer real estate	29,262	31,403	29,895	22,996	22,326	(2,141)	6,936
Consumer other	365	2,219	2,587	1,661	1,290	(1,854)	(925)
Total consumer real estate and other	29,627	33,622	32,482	24,657	23,616	(3,995)	6,011
Commercial real estate	6,521	5,585	6,758	19,531	3,640	936	2,881
Commercial business	1,316	1,674	4,514	(55)	2,981	(358)	(1,665)
Leasing and equipment finance	6,643	7,681	9,409	5,529	4,701	(1,038)	1,942
Inventory finance	425	88	94	-	-	337	425
Total	$44,532	$48,650	$53,257	$49,662	$34,938	$(4,118)	$9,594

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended (1)					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2010	2009	2009	2009	2009	2009		2009
Consumer real estate
First mortgage lien	1.32%	1.34%	1.27%	.96%	.86%	(2)	bps	46	bps
Junior lien	2.25	2.54	2.44	1.90	1.98	(29)		27
Total consumer real estate	1.61	1.73	1.65	1.26	1.22	(12)		39
Consumer other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total consumer real estate and other	1.63	1.84	1.78	1.35	1.29	(21)		34
Commercial real estate	.80	.69	.85	2.51	.49	11		31
Commercial business	1.23	1.51	3.78	(.05)	2.39	(28)		(116)
Leasing and equipment finance	.87	1.01	1.34	.79	.71	(14)		16
Inventory finance	.31	.09	.20	-	-	22		31
Total	1.22	1.35	1.52	1.43	1.04	(13)		18

(1)  Annualized.

N.M.  Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2010	2009	2009	2009	2009	2009		2009
Restructured Loans
Accruing consumer real estate	$285,606	$252,510	$159,881	$51,483	$24,877	$33,096		$260,729

Classified Commercial Loans and Leases(1)
Commercial real estate	$348,798	$288,848	$222,437	$143,644	$176,277	$59,950		$172,521
Commercial business	46,367	42,464	71,809	41,847	35,826	3,903		10,541
Leasing and equipment finance	39,960	38,998	35,185	27,970	27,898	962		12,062
Total	$435,125	$370,310	$329,431	$213,461	$240,001	$64,815		$195,124
60 days or more delinquencies as a percentage of classified commercial loans and leases	1.50%	1.94%	1.66%	2.75%	.53%	(44)	bps	97	bps

Non-Performing Assets
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$125,997	$118,313	$104,646	$83,766	$82,082	$7,684		$43,915
Junior lien	21,874	20,846	13,964	11,209	11,373	1,028		10,501
Total consumer real estate	147,871	139,159	118,610	94,975	93,455	8,712		54,416
Consumer other	177	141	120	147	146	36		31
Total consumer real estate and other	148,048	139,300	118,730	95,122	93,601	8,748		54,447
Commercial real estate	75,293	77,627	93,419	87,252	67,264	(2,334)		8,029
Commercial business	27,075	28,569	9,836	11,532	11,857	(1,494)		15,218
Leasing and equipment finance	54,099	50,008	46,806	46,011	33,190	4,091		20,909
Inventory finance	886	771	43	-	4	115		882
Total non-accrual loans and leases	305,401	296,275	268,834	239,917	205,916	9,126		99,485
Other real estate owned:
Consumer real estate	65,301	66,956	73,397	72,745	45,633	(1,655)		19,668
Commercial real estate	36,135	38,812	20,770	24,117	25,115	(2,677)		11,020
Total other real estate owned	101,436	105,768	94,167	96,862	70,748	(4,332)		30,688
Total non-performing assets	$406,837	$402,043	$363,001	$336,779	$276,664	$4,794		$130,173

Non-performing assets as a percentage of net loans and leases	2.81%	2.80%	2.57%	2.45%	2.03%	1	bps	78	bps

Non-accrual loans and leases - rollforward
Balance, beginning of period	$296,275	$268,834	$239,917	$205,916	$172,518	$27,441		$123,757
Additions	84,212	128,054	99,936	131,414	92,107	(43,842)		(7,895)
Charge-offs	(23,510)	(24,424)	(32,730)	(35,488)	(19,881)	914		(3,629)
Transfers to other assets	(29,601)	(44,114)	(20,218)	(42,027)	(27,915)	14,513		(1,686)
Return to accrual status	(11,111)	(15,283)	(8,294)	(7,255)	(6,673)	4,172		(4,438)
Payments received	(12,671)	(15,756)	(9,271)	(9,862)	(4,586)	3,085		(8,085)
Other, net	1,807	(1,036)	(506)	(2,781)	346	2,843		1,461
Balance, end of period	$305,401	$296,275	$268,834	$239,917	$205,916	$9,126		$99,485

Charge-offs and allowance recorded on non-accrual loans and leases as a percentage of contractual balance
Consumer real estate	20.5%	19.3%	18.4%	17.0%	14.2%	120	bps	630	bps
Commercial	28.6	25.7	29.7	27.8	28.7	290		(10)
Leasing and equipment finance	28.7	29.9	27.7	27.1	24.5	(120)		420
Inventory finance	2.9	2.9	-	-	-	-		290
Total	24.6	23.2	24.4	23.3	21.3	140		330

(1)          Excludes non-accrual loans and leases, over 90-day delinquent loans and leases, real estate owned, and repossessed assets and includes commercial loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Non-Performing Assets - continued

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2010	2009	2009	2009	2009	2009		2009
Other real estate owned - rollforward
Balance, beginning of period	$105,768	$94,167	$96,862	$70,748	$61,665	$11,601		$44,103
Transferred in	28,209	46,325	18,201	41,374	25,448	(18,116)		2,761
Sales	(25,171)	(26,956)	(18,838)	(15,155)	(15,568)	1,785		(9,603)
Writedowns	(4,068)	(6,077)	(3,580)	(1,932)	(1,627)	2,009		(2,441)
Other, net	(3,302)	(1,691)	1,522	1,827	830	(1,611)		(4,132)
Balance, end of period	$101,436	$105,768	$94,167	$96,862	$70,748	$(4,332)		$30,688

Ending number of properties owned
Consumer real estate	569	504	491	462	376	65		193
Commercial real estate	39	42	20	25	25	(3)		14
Total	608	546	511	487	401	62		207

Charge-offs and writedowns recorded on other real estate owned as a percentage of contractual loan balance prior to non-performing status
Consumer	29.9%	26.7%	24.4%	21.8%	25.7%	320	bps	420	bps
Commercial	34.2	27.8	23.7	12.6	10.8	640		2,340
Total	31.5	27.1	24.3	19.7	21.0	440		1,050

Delinquency Data - Principal Balances (1)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2010	2009	2009	2009	2009	2009	2009
60 days or more:
Consumer real estate
First mortgage lien	$80,883	$65,074	$78,281	$65,022	$57,121	$15,809	$23,762
Junior lien	22,293	17,942	16,880	13,403	10,141	4,351	12,152
Total consumer real estate	103,176	83,016	95,161	78,425	67,262	20,160	35,914
Consumer other	105	215	250	207	187	(110)	(82)
Total consumer real estate and other	103,281	83,231	95,411	78,632	67,449	20,050	35,832
Commercial real estate	-	22	1,089	2,150	-	(22)	-
Commercial business	-	46	12	129	9	(46)	(9)
Leasing and equipment finance	9,869	11,263	13,664	16,414	12,173	(1,394)	(2,304)
Inventory finance	674	705	69	-	135	(31)	539
Subtotal(2)	113,824	95,267	110,245	97,325	79,766	18,557	34,058
Acquired portfolios	9,185	10,862	11,585	1,657	2,504	(1,677)	6,681
Total delinquencies	$123,009	$106,129	$121,830	$98,982	$82,270	$16,880	$40,739

Delinquency Data - % of Portfolio (1)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2010	2009	2009	2009	2009	2009		2009
60 days or more:
Consumer real estate
First mortgage lien	1.68%	1.34%	1.62%	1.34%	1.18%	34	bps	50	bps
Junior lien	.98	.78	.73	.58	.43	20		55
Total consumer real estate	1.45	1.16	1.33	1.09	.93	29		52
Consumer other	.22	.42	.44	.34	.34	(20)		(12)
Total consumer real estate and other	1.44	1.16	1.32	1.09	.93	28		51
Commercial real estate	-	-	.03	.07	-	-		-
Commercial business	-	.01	-	.03	-	(1)		-
Leasing and equipment finance	.39	.44	.53	.65	.49	(5)		(10)
Inventory finance	.10	.19	.03	-	.13	(9)		(3)
Subtotal(2)	.82	.69	.81	.72	.60	13		22
Acquired portfolios	2.03	1.93	2.62	.69	.97	10		106
Total delinquencies	.85	.74	.87	.72	.60	11		25

(1)          Excludes non-accrual loans and leases.

(2)          Excludes delinquencies and non-accrual loans in acquired portfolios as delinquency and non-accrual migration in these portfolios is not expected to result in financial statement losses exceeding the credit reserves netted against the loan balances.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2010			2009
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS:
Investments and other	$279,995	$1,141	1.64%	$484,394	$856	.71%
U.S. Government sponsored entities:
Mortgage-backed securities	1,885,076	21,401	4.54	2,002,962	25,659	5.12
Debentures	-	-	-	8,908	35	1.57
Other securities	477	6	5.08	506	7	5.58
Total securities available for sale(2)	1,885,553	21,407	4.54	2,012,376	25,701	5.11
Loans and leases:
Consumer real estate:
Fixed-rate	5,287,660	81,496	6.25	5,477,467	88,806	6.57
Variable-rate	1,971,145	27,334	5.62	1,818,232	26,223	5.85
Consumer - other	30,406	635	8.47	39,539	822	8.43
Total consumer real estate and other	7,289,211	109,465	6.09	7,335,238	115,851	6.40
Commercial real estate:
Fixed- and adjustable-rate	2,782,787	41,602	6.06	2,410,335	36,284	6.11
Variable-rate	490,006	5,314	4.40	588,181	5,640	3.89
Total commercial real estate	3,272,793	46,916	5.81	2,998,516	41,924	5.67
Commercial business:
Fixed- and adjustable-rate	164,204	2,283	5.64	175,445	2,550	5.89
Variable-rate	265,238	2,460	3.76	324,311	2,386	2.98
Total commercial business	429,442	4,743	4.48	499,756	4,936	4.01
Leasing and equipment finance	3,043,664	50,002	6.57	2,632,893	46,051	7.00
Inventory finance	553,095	10,138	7.33	28,475	615	8.64
Total loans and leases	14,588,205	221,264	6.13	13,494,878	209,377	6.27
Total interest-earning assets	16,753,753	243,812	5.87	15,991,648	235,934	5.96
Other assets	1,234,797			1,158,072
Total assets	$17,988,550			$17,149,720

LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,462,962			$1,428,453
Small business	597,249			563,236
Commercial and custodial	278,827			227,470
Total non-interest bearing deposits	2,339,038			2,219,159
Interest-bearing deposits:
Checking	2,085,175	1,806.35		1,747,480	2,687.62
Savings	5,345,862	11,531.87		3,800,275	16,939	1.81
Money market	668,581	1,250.76		646,347	2,310	1.45
Subtotal	8,099,618	14,587.73		6,194,102	21,936	1.44
Certificates of deposit	1,127,149	3,017	1.08	2,463,405	18,148	2.98
Total interest-bearing deposits	9,226,767	17,604.77		8,657,507	40,084	1.88
Total deposits	11,565,805	17,604.62		10,876,666	40,084	1.49
Borrowings:
Short-term borrowings	197,319	102.21		44,131	94.86
Long-term borrowings	4,500,285	51,444	4.63	4,366,782	50,343	4.67
Total borrowings	4,697,604	51,546	4.44	4,410,913	50,437	4.63
Total interest-bearing liabilities	13,924,371	69,150	2.01	13,068,420	90,521	2.81
Total deposits and borrowings	16,263,409	69,150	1.72	15,287,579	90,521	2.40
Other liabilities	448,233			380,202
Total liabilities	16,711,642			15,667,781
Total TCF Financial Corp. stockholders’ equity	1,270,057			1,481,939
Non-controlling interest in subsidiaries	6,851			-
Total equity	1,276,908			1,481,939
Total liabilities and equity	$17,988,550			$17,149,720
Net interest income and margin		$174,662	4.20%		$145,413	3.66%

(1)          Annualized.

(2)          Average balances and yields of securities available for sale are based upon the historical amortized cost and excludes marketable equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2010	2009	2009	2009	2009
Interest income:
Loans and leases	$221,264	$222,300	$217,307	$215,400	$209,377
Securities available for sale	21,407	20,035	20,474	23,217	25,701
Investments and other	1,141	1,160	1,217	1,137	856
Total interest income	243,812	243,495	238,998	239,754	235,934
Interest expense:
Deposits	17,604	21,171	27,512	33,345	40,084
Borrowings	51,546	52,683	49,997	49,946	50,437
Total interest expense	69,150	73,854	77,509	83,291	90,521
Net interest income	174,662	169,641	161,489	156,463	145,413
Provision for credit losses	50,491	77,389	75,544	61,891	43,712
Net interest income after provision for credit losses	124,171	92,252	85,945	94,572	101,701
Non-interest income:
Fees and service charges	66,172	74,875	77,433	77,536	57,064
Card revenue	27,072	26,813	26,393	26,604	24,960
ATM revenue	7,022	7,006	7,861	7,973	7,598
Subtotal	100,266	108,694	111,687	112,113	89,622
Leasing and equipment finance	20,352	24,408	15,173	16,881	12,651
Other	2,455	2,764	1,197	820	458
Fees and other revenue	123,073	135,866	128,057	129,814	102,731
Gains (losses) on securities, net	(430)	7,283	-	10,556	11,548
Total non-interest income	122,643	143,149	128,057	140,370	114,279
Non-interest expense:
Compensation and employee benefits	88,225	89,374	90,680	90,752	86,190
Occupancy and equipment	32,181	31,099	31,619	31,527	32,047
Deposit account premiums	6,798	9,347	7,472	7,287	6,576
FDIC premiums	5,481	5,288	5,085	4,941	3,795
Advertising and marketing	2,820	3,789	4,766	4,134	4,445
Other	34,764	40,642	35,159	36,344	32,016
Subtotal	170,269	179,539	174,781	174,985	165,069
Operating lease depreciation	10,040	10,750	3,734	3,860	4,024
Foreclosed real estate and repossessed assets, net	8,906	12,088	8,038	6,125	4,291
Other credit costs, net	2,587	4,386	3,714	3,214	824
FDIC assessment	-	-	-	8,362	-
Total non-interest expense	191,802	206,763	190,267	196,546	174,208
Income before income tax expense	55,012	28,638	23,735	38,396	41,772
Income tax expense	20,790	9,385	6,491	14,853	15,125
Income after income tax expense	34,222	19,253	17,244	23,543	26,647
Income (loss) attributable to non-controlling interest	301	(203)	(207)	-	-
Net income	33,921	19,456	17,451	23,543	26,647
Preferred stock dividends	-	-	-	1,193	5,185
Non-cash deemed preferred stock dividend	-	-	-	12,025	-
Net income available to common stockholders	$33,921	$19,456	$17,451	$10,325	$21,462

Net income per common share:
Basic	$.26	$.15	$.14	$.08	$.17
Diluted	.26	.15	.14	.08	.17

Dividends declared per common share	$.05	$.05	$.05	$.05	$.25

Financial Ratios:

Return on average assets (1)	.76%	.43%	.39%	.53%	.62%
Return on average common equity (1)	10.68	6.57	6.03	3.61	7.58
Net interest margin (1)	4.20	4.07	3.92	3.80	3.66
Average common equity to average assets	7.10	6.69	6.61	6.48	6.61

(1) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2010	2009	2009	2009	2009
ASSETS
Cash and due from banks	$388,969	$297,758	$499,696	$564,853	$609,168
Investments	160,630	158,764	157,590	166,824	165,243
U.S. Government sponsored entities:
Mortgage-backed securities	1,885,076	1,497,672	1,432,670	1,656,767	2,002,962
Debentures	-	413,647	600,098	527,562	8,908
Other securities	5,105	68,472	489	498	506
Total securities available for sale	1,890,181	1,979,791	2,033,257	2,184,827	2,012,376
Loans and leases:
Consumer real estate:
Fixed-rate	5,287,660	5,360,601	5,394,712	5,453,117	5,477,467
Variable-rate	1,971,145	1,914,750	1,873,913	1,840,983	1,818,232
Consumer - other	30,406	32,676	35,015	36,255	39,539
Total consumer real estate and other	7,289,211	7,308,027	7,303,640	7,330,355	7,335,238
Commercial real estate:
Fixed- and adjustable-rate	2,782,787	2,708,597	2,645,261	2,531,026	2,410,335
Variable-rate	490,006	532,672	548,425	579,004	588,181
Total commercial real estate	3,272,793	3,241,269	3,193,686	3,110,030	2,998,516
Commercial business:
Fixed- and adjustable-rate	164,204	152,784	166,008	173,000	175,445
Variable-rate	265,238	290,229	311,033	310,493	324,311
Total commercial business	429,442	443,013	477,041	483,493	499,756
Leasing and equipment finance	3,043,664	3,049,093	2,811,165	2,809,787	2,632,893
Inventory finance	553,095	383,291	185,914	118,317	28,475
Total loans and leases	14,588,205	14,424,693	13,971,446	13,851,982	13,494,878
Allowance for loan and lease losses	(245,154)	(218,967)	(200,684)	(181,895)	(174,364)
Net loans and leases	14,343,051	14,205,726	13,770,762	13,670,087	13,320,514
Premises and equipment, net	447,765	449,738	449,625	449,622	450,128
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	605,355	530,591	462,996	447,105	439,692
Total assets	$17,988,550	$17,774,967	$17,526,525	$17,635,917	$17,149,720

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail	$1,462,962	$1,355,543	$1,380,591	$1,446,215	$1,428,453
Small business	597,249	611,454	591,451	571,676	563,236
Commercial and custodial	278,827	297,223	277,135	260,079	227,470
Total non-interest bearing deposits	2,339,038	2,264,220	2,249,177	2,277,970	2,219,159
Interest-bearing deposits:
Checking	2,085,175	1,868,911	1,800,583	1,792,493	1,747,480
Savings	5,345,862	5,214,318	5,071,509	4,823,897	3,800,275
Money Market	668,581	671,755	723,098	690,201	646,347
Subtotal	8,099,618	7,754,984	7,595,190	7,306,591	6,194,102
Certificates of deposit	1,127,149	1,366,871	1,757,884	2,087,490	2,463,405
Total interest-bearing deposits	9,226,767	9,121,855	9,353,074	9,394,081	8,657,507
Total deposits	11,565,805	11,386,075	11,602,251	11,672,051	10,876,666
Borrowings:
Short-term borrowings	197,319	240,981	25,267	29,027	44,131
Long-term borrowings	4,500,285	4,511,311	4,306,009	4,307,777	4,366,782
Total borrowings	4,697,604	4,752,292	4,331,276	4,336,804	4,410,913
Accrued expenses and other liabilities	448,233	447,597	435,215	403,561	380,202
Total liabilities	16,711,642	16,585,964	16,368,742	16,412,416	15,667,781
Equity:
Preferred stock	-	-	-	80,540	348,727
Common stock	1,353	1,304	1,304	1,304	1,305
Additional paid-in capital	360,517	302,209	305,199	301,937	319,872
Retained earnings, subject to certain restrictions	957,596	938,504	926,137	922,856	914,972
Accumulated other comprehensive income (loss)	(6,224)	1,040	(7,490)	(5,097)	(5,745)
Treasury stock at cost and other	(43,185)	(58,110)	(67,641)	(78,039)	(97,192)
Total TCF Financial Corp. stockholders equity	1,270,057	1,184,947	1,157,509	1,223,501	1,481,939
Non-controlling interest in subsidiaries	6,851	4,056	274	-	-
Total equity	1,276,908	1,189,003	1,157,783	1,223,501	1,481,939
Total liabilities and equity	$17,988,550	$17,774,967	$17,526,525	$17,635,917	$17,149,720

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2010	2009	2009	2009	2009

ASSETS

Investments and other	1.64%	2.62%	1.24%	1.00%	.71%
U.S. Government sponsored entities:
Mortgage-backed securities	4.54	4.73	4.80	4.91	5.12
Debentures	-	2.23	2.19	2.17	1.57
Other securities	5.08	.11	4.91	5.63	5.58
Total securities available for sale	4.54	4.05	4.03	4.25	5.11
Loans and leases:
Consumer real estate:
Fixed-rate	6.25	6.26	6.36	6.52	6.57
Variable-rate	5.62	5.63	5.72	5.79	5.85
Consumer - other	8.47	8.54	8.57	8.63	8.43
Total consumer real estate and other	6.09	6.11	6.21	6.34	6.40
Commercial real estate:
Fixed- and adjustable-rate	6.06	6.07	6.03	6.00	6.11
Variable-rate	4.40	4.06	4.16	3.95	3.89
Total commercial real estate	5.81	5.74	5.71	5.62	5.67
Commercial business:
Fixed- and adjustable-rate	5.64	5.68	5.68	5.71	5.89
Variable-rate	3.76	3.89	3.67	3.27	2.98
Total commercial business	4.48	4.51	4.37	4.15	4.01
Leasing and equipment finance	6.57	6.62	6.78	6.89	7.00
Inventory finance	7.33	7.81	9.10	8.35	8.64
Total loans and leases	6.13	6.13	6.18	6.23	6.27

Total interest-earning assets	5.87	5.84	5.80	5.83	5.96

LIABILITIES

Interest-bearing deposits:
Checking	.35	.37	.39	.44	.62
Savings	.87	.95	1.07	1.29	1.81
Money market	.76	.76	.90	1.03	1.45
Subtotal	.73	.79	.89	1.05	1.44
Certificates of deposit	1.08	1.64	2.36	2.72	2.98
Total interest-bearing deposits	.77	.92	1.17	1.42	1.88
Total deposits	.62	.74	.94	1.15	1.49

Borrowings:
Short-term borrowings	.21	.17	.22	.33	.86
Long-term borrowings	4.63	4.63	4.61	4.65	4.67
Total borrowings	4.44	4.40	4.58	4.62	4.63

Total interest-bearing liabilities	2.01	2.11	2.25	2.43	2.81

Net interest margin	4.20%	4.07%	3.92%	3.80%	3.66%

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (1)

(Dollars in thousands)

(Unaudited)

	At Mar. 31,	At Dec. 31,
	2010	2009
Computation of total equity to total assets:
Total equity	$1,393,617	$1,179,755
Total assets	$18,187,314	$17,885,175
Total equity to total assets	7.66%	6.60%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,393,617	$1,179,755
Less: Non-controlling interest in subsidiaries	11,797	4,393
Total TCF Financial Corp. stockholders’ equity	1,381,820	1,175,362
Less:
Goodwill	152,599	152,599
Other intangibles	1,361	1,405
Add:
Accumulated other comprehensive loss	11,836	18,545
Tangible realized common equity	$1,239,696	$1,039,903

Total assets	$18,187,314	$17,885,175
Less:
Goodwill	152,599	152,599
Other intangibles	1,361	1,405
Tangible assets	$18,033,354	$17,731,171

Tangible realized common equity to tangible assets	6.87%	5.86%

(1) In contrast to GAAP-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss). Management reviews tangible realized common equity as an ongoing measure and has included this information because of current interest in the industry. The methodology for calculating tangible realized common equity may vary between companies.

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